Exhibit 10.18
[***] indicates that certain confidential information contained in this document, marked by brackets, has been omitted because the information is (i) not material and (ii) would be competitively harmful if disclosed.
SEVENTH AMENDMENT TO
MARKETING AGREEMENT
This SEVENTH AMENDMENT TO MARKETING AGREEMENT (this “Amendment”), dated as of February 28, 2024 (the “Amendment Effective Date”), is made by and between WEBBANK, a Utah-chartered industrial bank having its principal location in Salt Lake City, Utah (“Bank”), and PROSPER MARKETPLACE, INC., a Delaware corporation having its principal location in San Francisco, California (“Company”). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Existing Marketing Agreement (as defined below).
RECITALS
WHEREAS, reference is made to that certain Marketing Agreement, dated as of July 1, 2016, by and between Bank and Company (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Marketing Agreement”); and

WHEREAS, the Parties desire to amend the Existing Marketing Agreement to extend the term and address certain other matters.

AGREEMENT
NOW, THEREFORE, in consideration of the foregoing Recitals and the terms, conditions and mutual covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Company mutually agree as follows:
1.Term. Section 10(a) of the Existing Marketing Agreement is amended and restated in its entirety as follows:
This Agreement shall begin on the Effective Date and end on February 1, 2027 (the “Initial Term”) and shall renew automatically for successive terms of one (1) year (each, a “Renewal Term,” and collectively, the Initial Term and any Renewal Terms shall be referred to as the “Term”), unless either Party provides notice of non-renewal to the other Party at least ninety (90) days prior to the end of the then applicable Term or this Agreement is earlier terminated in accordance with the provisions hereof.
2.Notices. Section 21 of the Existing Marketing Agreement is amended and restated in its entirety as follows:
Notices. All notices and other communications that are required or may be given in connection with this Agreement shall be in writing and shall be deemed received (a) on the day delivered, if delivered by hand; (b) on the day transmitted, if transmitted by e-mail with receipt confirmed; (c) three (3) Business Days after the date of mailing to the other Party, if mailed first-class mail postage prepaid; or (d) on the Business Day following transmission, if transmitted by nationally recognized overnight courier service, at the following address, or such other address as either Party shall specify in a notice to the other:

To Bank:    WebBank
Attn: Senior Vice President – Strategic Partner Oversight
215 S. State Street, Suite 1000
Salt Lake City, UT 84111
Tel. (801) 456-8388
Email: strategicpartneroversight@webbank.com

With a copy to:    WebBank
Attn: President and CEO
215 S. State Street, Suite 1000
Salt Lake City, UT 84111

Tel. (801) 456-8398
Email: jason.lloyd@webbank.com

To Company:    Prosper Marketplace, Inc.
    221 Main Street, Suite 300
    San Francisco, CA 94105
    Attn: Ted Buell
    E-mail Addresses: tbuell@prosper.com and legalnotices@prosper.com
Telephone: (415) 593-5433

3.Program Threshold Amount.
(a)Section 1 of Schedule 1 to the Existing Marketing Agreement is amended by deleting the definition of “Program Threshold Amount” and replacing in lieu thereof:
“Program Threshold Amount” means [***].

(b)Section 1 of Schedule 1 to the Existing Marketing Agreement is amended by inserting the following definition of “PTA Decrease Notice Period” in appropriate alphabetical order:
“PTA Decrease Notice Period” shall have the meaning set forth in Section 6(c).
(c)Section 6(c) of the Existing Marketing Agreement is amended and restated in its entirety as follows:
(c) Program Threshold Amount.
(i)To the extent that the aggregate principal balance of Loans held by Bank (or its Affiliates) would exceed the Program Threshold Amount following the funding of any Loan, Bank may elect not to fund such Loan. Company may request an increase in the Program Threshold Amount at any time by providing written notice to Bank, specifying the increased Program Threshold Amount requested and accompanied by Company’s reasonable and good faith projections of Program volume that support the proposed increased Program Threshold Amount. Bank shall approve or reject any such request within ten (10) Business Days, and shall use reasonable best efforts to provide its approval or rejection more quickly. Notwithstanding the foregoing, Select Loans held by Bank shall not be included in the calculation of the aggregate principal balance of Loans held by Bank under this Section 6(c) relating to the Program Threshold Amount. Notwithstanding the foregoing, Series 1 Loans held by Bank shall not be included in the calculation of the aggregate principal balance of Loans held by Bank under this Section 6(c) relating to the Program Threshold Amount.
(ii)Prior to Bank decreasing the Program Threshold Amount, Bank shall provide Company with at least thirty (30) days prior written notice (the “PTA Decrease Notice Period”), specifying the scheduled decreased Program Threshold Amount and documentation supporting a lower Program Threshold Amount, reflecting the amount reasonably necessary to support the volume expectations for the Program. After the receipt of such notice, Company may request that the parties meet and confer concerning such decrease, and upon such request, Company shall specify the Program Threshold Amount requested by Company and provide Bank with reasonable and good faith projections of Program volume that support such request. After such request by Company, Bank and Company shall meet and confer in good faith concerning the decrease in the Program Threshold Amount and will use reasonable efforts to meet and confer before the expiration of the PTA Decrease Notice Period. Bank shall in good faith consider Company’s request and the reasonable and good faith projections of Program volume provided by Company. In any event, upon the expiration of the PTA Decrease Notice Period, Bank may in its sole discretion decrease the Program Threshold Amount down to an amount that is equal to or greater than the amount in the related notice provided to Company. Notwithstanding the foregoing and irrespective of the PTA Decrease Notice Period, Bank may at any time decrease the Program Threshold Amount to the extent that such change is required by Applicable Laws, or to the extent that Bank determines such change is necessitated by safety and soundness concerns; provided that, in such event, Bank shall provide written notice to Company promptly after such decrease and shall use reasonable best efforts to provide notice prior to such decrease.
(d)Section 2(a) of this Amendment supersedes and replaces any prior agreement between Bank and Company defining the amount of the Program Threshold Amount (“PTA Side Letter Agreements”).
(e)Schedule 6 to the Existing Marketing Agreement is amended by inserting the following at the end of the last paragraph:
“If Company has requested that Bank increase the Program Threshold Amount based on Company’s reasonable and good faith projections of Program volume provided to Bank and Bank declines to increase the Program Threshold Amount as so requested, then this paragraph shall have no effect for the remainder of the Term.”
3.    Miscellaneous.
(a)Effect of Amendment. Except as expressly amended and/or superseded by this Amendment, the Existing Marketing Agreement shall remain in full force and effect. This Amendment shall not constitute an amendment or waiver of any provision of the Existing Marketing Agreement, except as expressly set forth herein. Upon the Amendment Effective Date, or as otherwise set forth herein, the Existing Marketing Agreement shall thereupon be deemed to be amended and supplemented as hereinabove set forth, and this Amendment shall henceforth be read, taken and construed as an integral part of the Existing Marketing Agreement; however, such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Existing Marketing Agreement. In the event of any inconsistency between this Amendment and the Existing Marketing Agreement with respect to the matters set forth herein, this Amendment shall take precedence. References in any of the Program Documents or amendments thereto to the Existing Marketing Agreement shall be deemed to mean the Existing Marketing Agreement as amended by this Amendment.
(b)Counterparts. This Amendment may be executed and delivered by the Parties in any number of counterparts, and by different parties on separate counterparts, each of which counterpart shall be deemed an original and all of which counterparts, taken together, shall constitute but one and the same instrument.
(c)Governing Law. This Amendment shall be interpreted and construed in accordance with the laws of the State of Utah, without giving effect to the rules, policies, or principles thereof with respect to conflicts of laws.
[Signature Pages to Follow]

    IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized officers as of the date first written above.

WEBBANK

By: /s/ Jason Lloyd
Name: Jason Lloyd
Title: President & CEO

[Signature Page to Seventh Amendment to Marketing Agreement]

PROSPER MARKETPLACE, INC.

By: /s/ Edward R. Buell III
Name: Edward R. Buell III
Title: General Counsel & Secretary

[Signature Page to Seventh Amendment to Marketing Agreement]